Exhibit 4.25

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”) is made and entered into as of [_], 2023, by and among (i) GX Acquisition Corp. II, a Delaware corporation (the “SPAC”), (ii) NioCorp Developments Ltd., a company organized under the laws of the Province of British Columbia (the “Company”), (iii) Continental Stock Transfer & Trust Company, a New York corporation, as the existing Warrant Agent (as defined in the Warrant Agreement) (“Continental”), and (iv) Computershare Trust Company, N.A., a federally chartered trust company, as the successor Warrant Agent (“Computershare”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Warrant Agreement (as defined below) (and if such term is not defined in the Warrant Agreement, then the Business Combination Agreement (as defined below)).

RECITALS

WHEREAS, SPAC and Continental are parties to that certain Warrant Agreement, dated as of March 17, 2021 (as amended, including without limitation by this Agreement, the “Warrant Agreement”), pursuant to which Continental agreed to act as the SPAC’s warrant agent with respect to the issuance, registration, transfer, exchange, redemption and exercise of (i) warrants to purchase ordinary shares of the SPAC issued in SPAC’s initial public offering (“Offering”) (the “Public Warrants”), (ii) warrants to purchase ordinary shares underlying the units of SPAC acquired by GX Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), in a private placement concurrent with the Offering (the “Private Placement Warrants”), and (iii) warrants to purchase ordinary shares issuable to the Sponsor or an affiliate of the Sponsor or certain executive officers and directors of SPAC upon conversion of up to $1,500,000 of working capital loans (the “Working Capital Warrants” and, together with the Public Warrants and the Private Placement Warrants, the “Warrants”);

WHEREAS, on May 26, 2022, (i) SPAC, (ii) the Company, and (iii) Big Red Merger Sub Ltd, a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), entered into a Business Combination Agreement (the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, upon the consummation of the transactions contemplated thereby, among other matters and subject to the terms and conditions thereof, (a) Merger Sub will merge with and into SPAC, with SPAC surviving the merger (the “First Merger”); (b) all Class A shares in SPAC that are held by shareholders who have not elected to exercise their redemption rights in connection with the transactions contemplated by the Business Combination Agreement and the ancillary agreements related thereto shall be converted into shares of Class A common stock in SPAC (such shares, the “First Merger Class A Shares”), as the surviving company in the First Merger, (c) the Company will purchase all First Merger Class A Shares in exchange for common shares, no par value, of the Company (“Company Common Shares”) (the “Exchange”), (d) the Company will assume the Warrant Agreement and each Warrant that was issued and outstanding immediately prior to the effective time of the Exchange (the “Effective Time”) will be converted into a warrant to acquire Company Common Shares (a “Company Warrant”), (e) all of the First Merger Class A Shares will be contributed by the Company to 0896800 B.C. Ltd., a company organized under the laws of the Province of British Columbia and a direct, wholly owned subsidiary of the Company (“Intermediate Holdco”), in exchange for additional shares of Intermediate Holdco, resulting in SPAC becoming a direct subsidiary of Intermediate Holdco, (f) Elk Creek Resources Corporation, a Nebraska corporation and a direct, wholly owned subsidiary of Intermediate Holdco, will merge with and into SPAC, with SPAC surviving the merger as a direct subsidiary of Intermediate Holdco (the “Second Merger” and, together with the First Merger, the “Mergers”), and (g) following the effective time of the Second Merger, each of the Company and SPAC, as the surviving company of the Second Merger, will effectuate a reverse stock split with the ratio to be mutually agreed by the parties;

WHEREAS, upon consummation of the Mergers, as provided in the Business Combination Agreement and Section 4.4 of the Warrant Agreement, each of the issued and outstanding Warrants will no longer be exercisable for Class A Shares (as defined in the Business Combination Agreement) but instead will be exercisable (subject to the terms and conditions of the Warrant Agreement as amended hereby) for Company Common Shares;

WHEREAS, the Company Common Shares constitute an Alternative Issuance as defined in said Section 4.4 of the Warrant Agreement;

WHEREAS, effective as of the Effective Time, the Company wishes to appoint Computershare to serve as successor Warrant Agent under the Warrant Agreement;

WHEREAS, in connection with and effective upon such appointment, Continental wishes to assign all its rights, interests and obligations as Warrant Agent under the Warrant Agreement, as hereby amended, to Computershare, Computershare wishes to assume all of such rights, interests and obligations, and the Company wishes to approve such assignment and assumption;

WHEREAS, the board of directors of SPAC has determined that the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination (as defined in the Warrant Agreement);

WHEREAS, in connection with the Mergers, SPAC desires to assign all of its right, title and interest in the Warrant Agreement to the Company, and the Company wishes to accept such assignment and assume all the liabilities and obligations of SPAC under the Warrant Agreement with the same force and effect as if the Company were initially a party to the Warrant Agreement; and

WHEREAS, Section 9.8 of the Warrant Agreement provides, among other things, that SPAC and the Warrant Agent may amend the Warrant Agreement without the consent of any Registered Holder (i) for the purpose of adding or changing any other provisions with respect to matters or questions arising under the Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders, and (ii) to provide for the delivery of Alternative Issuance pursuant to Section 4.4.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.              Assignment and Assumption; Consent.

(a)           Assignment and Assumption. SPAC hereby assigns to the Company all of SPAC’s right, title and interest in and to the Warrant Agreement and the Warrants (each as amended hereby) as of the Effective Time. The Company hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of SPAC’s liabilities and obligations under the Warrant Agreement and the Warrants (each as amended hereby) arising from and after the Effective Time with the same force and effect as if the Company were initially a party to the Warrant Agreement.

(b)           Consent. Each of Continental and Computershare hereby consents to the assignment of the Warrant Agreement and the Warrants by SPAC to the Company and the assumption by the Company of the SPAC’s obligations under the Warrant Agreement pursuant to Section 1(a) hereof effective as of the Effective Time, the assumption of the Warrant Agreement and Warrants by the Company from SPAC pursuant to Section 1(a) hereof effective as of the Effective Time, and to the continuation of the Warrant Agreement and Warrants in full force and effect from and after the Effective Time, subject at all times to the Warrant Agreement and Warrants (each as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Warrant Agreement and this Agreement.

2.             Appointment of Successor Warrant Agent. The Company hereby appoints Computershare to serve as successor Warrant Agent under the Warrant Agreement and Continental hereby assigns, and Computershare hereby agrees to accept and assume, effective as of the Effective Time, all of Continental’s rights, interests and obligations in, and under the Warrant Agreement and Warrants, as Warrant Agent.

3.             Amendments to Warrant Agreement. The parties hereto hereby agree to the following amendments to the Warrant Agreement and acknowledge and agree that the amendments to the Warrant Agreement set forth in this Section 2 (i) are necessary and desirable and do not adversely affect the rights of the Registered Holders under the Warrant Agreement in any material respect and (ii) are to provide for the delivery of Alternative Issuance pursuant to Section 4.4 of the Warrant Agreement:

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(a)           Preamble and References to the “Company, the “Warrant Agent” and the “Transfer Agent”. The preamble of the Warrant Agreement is hereby amended by (i) deleting “GX Acquisition Corp. II” and replacing it with “NioCorp Developments Ltd.” and (ii) deleting “Continental Trust Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”)” and replacing it with “Computershare Trust Company, N.A., a federally chartered trust company, as warrant agent (in such capacity, the “Warrant Agent”, also referred to herein as the “Transfer Agent”)”. As a result thereof, (x) all references to the “Company” in the Warrant Agreement (including all exhibits thereto) shall be amended such that they refer to the Company rather than SPAC, (y) unless the context otherwise requires, all references to the “Warrant Agent” in the Warrant Agreement (including all exhibits thereto) shall be amended such that they refer to Computershare rather than Continental and (z) all references to “Transfer Agent” in the Warrant Agreement (including all exhibits thereto) shall be amended such that they refer to Computershare Investor Services Inc., a corporation incorporated under the laws of Canada, as transfer agent for the Company Common Shares, rather than Continental.

(b)           Recitals. The recitals on page one of the Warrant Agreement are hereby deleted and replaced in their entirety as follows:

“WHEREAS, GX Acquisition Corp. II (“GX”) consummated an initial public offering (the “Offering”) of units of GX’s equity securities, each such unit comprised of one share of GX Class A common stock, par value $0.00001 per share (the “GX Common Stock”), and one-third of one redeemable Public Warrant (as defined below) (the “Units”) and, in connection therewith, issued and delivered 10,000,000 warrants to public investors in the Offering (the “Public Warrants”); and

WHEREAS, on March 17, 2021, GX entered into that certain Private Placement Warrants Purchase Agreement with GS Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor agreed to purchase an aggregate of 5,666,667 warrants simultaneously with the closing of the Offering bearing the legend set forth in Exhibit B hereto (the “Private Placement Warrants”) at a purchase price of $1.50 per Private Placement Warrant; and

WHEREAS, in order to finance GX’s transaction costs in connection with an intended initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving GX and one or more businesses, the Sponsor or an affiliate of the Sponsor or certain of GX’s executive officers and directors could, but were not obligated to, loan GX funds as GX required, of which up to $1,500,000 of such loans may be convertible into up to an additional 1,000,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant (the “Working Capital Warrants”); and

WHEREAS, following consummation of the Offering, GX could issue additional warrants (“Post-IPO Warrants” and, collectively with the Private Placement Warrants, the Working Capital Warrants and the Public Warrants, the “GX Warrants”) in connection with, or following the consummation by the GX of, a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving GX and one or more businesses; and

WHEREAS, GX filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, File No. 333-253390 (the “Registration Statement”) and prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, the Public Warrants and the GX Common Stock included in the Units; and

WHEREAS, on September 25, 2022, (i) GX, (ii) the Company, and (iii) Big Red Merger Sub Ltd, a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), entered into that certain Business Combination Agreement (as it may be amended after the date hereof, the “Business Combination Agreement”) and, as a result, each share of GX Common Stock shall be exchanged for the right to receive 11.1829212 common shares, no par value, of the Company (“Company Common Shares”); and

WHEREAS, pursuant to the Business Combination Agreement and Section 4.4 of this Agreement, immediately after the First Merger Effective Time (as defined in the Business Combination Agreement), each of the issued and outstanding GX Warrants will no longer be exercisable for GX Common Shares but instead will become

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exercisable (subject to the terms and conditions of this Agreement) for Company Common Shares (each a “Warrant” and, collectively, the “Warrants”); and

WHEREAS, on [_], 2023, the Company, Continental Stock Transfer & Trust Company, a New York corporation (“Continental”), and the Warrant Agent entered into an Assignment, Assumption and Amendment Agreement to provide for certain amendments to this Agreement, which took effect upon the First Merger Effective Time, that were considered necessary or desirable to deal with certain matters related to the Business Combination (as defined in the Business Combination Agreement), including the appointment of the Warrant Agent as successor warrant agent to Continental; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:”

(c)           Detachability of Warrants. Section 2.4 of the Warrant Agreement is hereby deleted and replaced with the following: “[INTENTIONALLY OMITTED]”

(d)           Reference to Common Stock. All references to “Common Stock” in the Warrant Agreement (including all exhibits thereto) shall mean Company Common Shares.

(e)           Reference to stockholders. All references to “stockholders” in the Warrant Agreement (including all exhibits thereto) shall be deleted and replaced with references to “shareholders”.

(f)           Reference to Business Combination. All references to “Business Combination” in the Warrant Agreement (including all exhibits thereto) shall be references to the transactions contemplated by the Business Combination Agreement, and references to “the completion of the Business Combination” and all variations thereof in the Warrant Agreement (including all exhibits thereto) shall be references to the closing of the transactions contemplated by the Business Combination Agreement.

(g)           Warrant Certificate. Exhibit A to the Warrant Agreement is hereby amended by deleting Exhibit A in its entirety and replacing it with a new Exhibit A attached hereto.

(h)            Appointment of Successor Warrant Agent. Subsection 8.2.1 of the Warrant Agreement is hereby amended by deleting “shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York” and replacing it with “shall be a corporation or other entity organized and existing under the laws of the United States of America, or any state thereof, in good standing and having its principal office in the United States of America”.

(i)            Notices. Section 9.2 of the Warrant Agreement is hereby amended to delete the addresses of the Company and the Warrant Agent for notices under the Warrant Agreement and instead add the following addresses for notices to the Company or the Warrant Agent:

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If to the Company:

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, CO 80112
Attention: Mark Smith and Neal Shah

Email: msmith@niocorp.com and nshah@niocorp.com

with a copy (which will not constitute notice) to:

Jones Day
250 Vesey Street
New York, NY 10281
Attention: Joel May and Andrew Thomas

Email: jtmay@jonesday.com and acthomas@jonesday.com

and

Blake, Cassels & Graydon LLP
2600 – 595 Burrard Street
Vancouver, BC V7X 1L3
Attention: Kyle Misewich
Email: kyle.misewich@blakes.com

If to the Warrant Agent:

Computershare Trust Company, N.A.

Computershare Inc.

150 Royal Street

Canton, MA 02021

Attn: Client Services

Email: [_]

(j)            Examination of the Warrant Agreement. Section 9.5 of the Warrant Agreement is hereby amended by deleting “in the Borough of Manhattan, City and State of New York”.

4.              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by email or exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

5.              Successors and Assigns. All covenants and provisions of this Agreement shall bind and inure to the benefit of each party’s respective successors and assigns.

6.              Entire Agreement. This Agreement and the Warrant Agreement, as hereby amended, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

7.              Miscellaneous. Except as expressly provided in this Agreement, all of the terms and provisions in the Warrant Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Agreement does not constitute, directly or by implication, an amendment or waiver of any provision of the Warrant Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Warrant Agreement in the Warrant Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith, shall hereinafter mean the Warrant Agreement as the case may be, as amended by this Agreement (or as such agreement may be further amended or modified in

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accordance with the terms thereof). The terms of this Agreement shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Warrant Agreement, as it applies to the amendments to the Warrant Agreement herein, including, without limitation, Section 9 of the Warrant Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first above written.

SPAC:

GX ACQUISITION CORP. II

By:
Name:
Title:

The Company:

NIOCORP DEVELOPMENTS LTD.

By:
Name:
Title:

Existing Warrant Agent:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

Successor Warrant Agent:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

[Signature Page Assignment, Assumption and Amendment Agreement]

EXHIBIT A

FORM OF WARRANT CERTIFICATE

See attached.

[Form of Warrant Certificate]

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

NIOCORP DEVELOPMENTS LTD.

A company organized under the laws of the Province of British Columbia

CUSIP [_]

Warrant Certificate

This warrant certificate (the “Warrant Certificate”) certifies that            , or registered assigns, is the registered holder of warrant(s) evidenced hereby (the “Warrants” and, each, a “Warrant”) to purchase common shares, no par value (“Common Shares”), of NioCorp Developments Ltd., a company organized under the laws of the Province of British Columbia (the “Company”). Each whole Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement (as defined below), to receive from the Company that number of fully paid and non-assessable Common Shares as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for 11.1829212 fully paid and non-assessable Common Shares. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in a Common Share, the Company will, upon exercise, round down to the nearest whole number of Common Shares to be issued to the Warrant holder. The number of Common Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price is equal to $11.50 per 11.1829212 Common Shares. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and, to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

[Signature Page Follows]

NIOCORP DEVELOPMENTS LTD.

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:
Name:
Title:

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive Common Shares and are issued or to be issued pursuant to a Warrant Agreement dated as of March 17, 2021, as duly executed and delivered by GX Acquisition Corp. II (“SPAC”) to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent ( “Continental”), as amended by the Assignment, Assumption and Amendment Agreement, dated as of [_], 2023, by and among SPAC, Continental, Computershare Trust Company, N.A., as successor warrant agent (the “Warrant Agent”), and the Company (as amended, the “Warrant Agreement”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised, unless at the time of exercise, (i) a registration statement covering the Common Shares to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the Common Shares is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that, upon the occurrence of certain events, the number of Common Shares issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a Common Share, the Company shall, upon exercise, round down to the nearest whole number of Common Shares to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive           Common Shares and herewith tenders payment for such Common Shares to the order of the Company in the amount of $             in accordance with the terms hereof. The undersigned requests that a certificate or book-entry position for such Common Shares be registered in the name of            , whose address is               and that such Common Shares be delivered to              whose address is             . If said number of Common Shares is less than all of the Common Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Common Shares be registered in the name of          , whose address is            and that such Warrant Certificate be delivered to         , whose address is         .

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6 of the Warrant Agreement and the Company has required cashless exercise pursuant to Section 6.3 of the Warrant Agreement, the number of Common Shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) and Section 6.3 of the Warrant Agreement.

In the event that the Warrant is a Private Placement Warrant, Working Capital Warrant or Post-IPO Warrant that is to be exercised on a “cashless” basis pursuant to subsection 3.3.1(c) of the Warrant Agreement, the number of Common Shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless basis” pursuant to Section 7.4 of the Warrant Agreement, the number of Common Shares that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of Common Shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Common Shares. If said number of Common Shares is less than all of the Common Shares purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such Common Shares be registered in the name of           , whose address is        and that such Warrant Certificate be delivered to           , whose address is           .

[Signature Page Follows]

Date: , 20
(Signature)

(Address)

Signature Guaranteed:
(Tax Identification Number)

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).